EXHIBIT 10.12





















                          REIMBURSEMENT
                               AND
                       SECURITY AGREEMENT




                  Dated as of December 14, 1993













                        TABLE OF CONTENTS

                                                             PAGE

1.  Definitions; Certain Rules of Construction . . . . . . . .  1

2.  Certain Payment Provisions . . . . . . . . . . . . . . . . 12
     2.1.  Reimbursement and Indemnification . . . . . . . . . 12
     2.2.  Guarantor's Fee . . . . . . . . . . . . . . . . . . 12
     2.3.  Interest on Overdue Payments. . . . . . . . . . . . 12

3.  General Covenants. . . . . . . . . . . . . . . . . . . . . 12
     3.1.  Financial Statements and Reports. . . . . . . . . . 12
            3.1.1.  Annual Reports . . . . . . . . . . . . . . 12
            3.1.2.  Quarterly Reports. . . . . . . . . . . . . 13
            3.1.3.  SEC Reports. . . . . . . . . . . . . . . . 14
            3.1.4.  Notice of Litigation; Notice of
                    Defaults . . . . . . . . . . . . . . . . . 14
            3.1.5.  Certain Exceptions . . . . . . . . . . . . 15
            3.1.6.  Other Information. . . . . . . . . . . . . 15
     3.2.  Liens . . . . . . . . . . . . . . . . . . . . . . . 15
     3.3.  Distributions . . . . . . . . . . . . . . . . . . . 17
     3.4.  Merger, Consolidation and Dispositions of Assets. . 18
     3.5.  Issuance of Stock by Theatre Subsidiaries;
            Subsidiary Distributions . . . . . . . . . . . . . 18
            3.5.1.  Issuance of Stock by Subsidiaries. . . . . 18
            3.5.2.  No Restrictions on Subsidiary
                    Distributions. . . . . . . . . . . . . . . 19
     3.6.  Guaranteed Leases and Transferred Leases. . . . . . 19
            3.6.1.  No Transfer. . . . . . . . . . . . . . . . 19
            3.6.2.  Amendments, Renewals, Extensions, Etc. . . 19
     3.7.  Conduct of Theatre Business . . . . . . . . . . . . 19
            3.7.1.  Theatre Subsidiaries . . . . . . . . . . . 19
            3.7.2.  Theatre Business . . . . . . . . . . . . . 19

4.  First Tier Covenants . . . . . . . . . . . . . . . . . . . 20
     4.1.  Consolidated Net Worth. . . . . . . . . . . . . . . 20
     4.2.  Consolidated Adjusted Cash Flow to Consolidated
            Fixed Charges. . . . . . . . . . . . . . . . . . . 20
     4.3.  Consolidated Cash Flow to Consolidated Interest
            Charges. . . . . . . . . . . . . . . . . . . . . . 20

5.  Second Tier Covenants. . . . . . . . . . . . . . . . . . . 20
     5.1.  Investments and Acquisitions. . . . . . . . . . . . 20
     5.2.  Financing Debt. . . . . . . . . . . . . . . . . . . 21
     5.3.  Distributions . . . . . . . . . . . . . . . . . . . 22
     5.4.  Capital Expenditures. . . . . . . . . . . . . . . . 22
     5.5.  Payment of Theatre Obligations. . . . . . . . . . . 23

6.  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . 23
     6.1.  Events of Default . . . . . . . . . . . . . . . . . 23
     6.2.  Certain Payments Upon an Event of Default . . . . . 25
     6.3.  Enforcement of Payment and Security following a
            Payment Default; Setoff. . . . . . . . . . . . . . 25
     6.4.  Specific Performance; Exercise of Rights. . . . . . 26
     6.5.  Cumulative Remedies . . . . . . . . . . . . . . . . 26
     6.6.  Annulment of Defaults . . . . . . . . . . . . . . . 26
     6.7.  Waivers . . . . . . . . . . . . . . . . . . . . . . 26
     6.8.  Obligations Absolute. . . . . . . . . . . . . . . . 27

7.  Security . . . . . . . . . . . . . . . . . . . . . . . . . 27
     7.1.  Credit Security . . . . . . . . . . . . . . . . . . 27
            7.1.1.  Pledged Stock. . . . . . . . . . . . . . . 27
            7.1.2.  Pledged Rights . . . . . . . . . . . . . . 27
            7.1.3.  Proceeds and Products. . . . . . . . . . . 28
     7.2.  Representations, Warranties and Covenants with
            Respect to the Security. . . . . . . . . . . . . . 28
            7.2.1.  Pledged Stock. . . . . . . . . . . . . . . 28
            7.2.2.  No Liens or Restrictions on Transfer or
                    Change of Control. . . . . . . . . . . . . 28
            7.2.3.  Perfection of the Security . . . . . . . . 28
     7.3.  Administration of the Security. . . . . . . . . . . 28
            7.3.1.  Pledged Securities . . . . . . . . . . . . 29
     7.4.  Right to Realize upon Credit Security . . . . . . . 29
            7.4.1.  General Authority. . . . . . . . . . . . . 29
            7.4.2.  Marshaling, etc. . . . . . . . . . . . . . 30
            7.4.3.  Sales of Security. . . . . . . . . . . . . 31
            7.4.4.  Sale Without Registration. . . . . . . . . 32
            7.4.5.  Application of Proceeds. . . . . . . . . . 33
     7.5.  Custody of Credit Security. . . . . . . . . . . . . 33

8.  Expenses; Indemnity. . . . . . . . . . . . . . . . . . . . 33
     8.1.  Expenses. . . . . . . . . . . . . . . . . . . . . . 33
     8.2.  General Indemnity . . . . . . . . . . . . . . . . . 33

9.  Successors and Assigns . . . . . . . . . . . . . . . . . . 34

10.  Confidentiality . . . . . . . . . . . . . . . . . . . . . 34

11.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 34

12.  Course of Dealing; Amendments and Waivers . . . . . . . . 35

13.  Termination and Defeasance. . . . . . . . . . . . . . . . 36

14.  General . . . . . . . . . . . . . . . . . . . . . . . . . 36



              REIMBURSEMENT AND SECURITY AGREEMENT


     This Reimbursement and Security Agreement, dated as of December 14, 1993, is between Harcourt General, Inc., a Delaware corporation ("Harcourt"), and GC Companies, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Company is a wholly owned subsidiary of Harcourt.

     WHEREAS, the Board of Directors of Harcourt has approved a transaction in which Harcourt's theatre business will be transferred to the Company, all of the shares of stock of the Company will be distributed to the shareholders of Harcourt and the Company will become a publicly owned corporation (the "Spinoff").

     WHEREAS, Harcourt has secondary liability with respect to leases for certain theatre properties assigned by Harcourt
General to the Company and, in turn, assigned by the Company to certain subsidiaries of the Company.

     WHEREAS, Harcourt has guaranteed the obligations of subsidiaries of the Company under certain theatre leases to which such subsidiaries are parties.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements, provisions, covenants and conditions contained in this Agreement and for other good and valuable consideration, Harcourt and the Company hereby agree as follows:

1. Definitions; Certain Rules of Construction. Except as specified to the contrary or unless the context clearly requires otherwise, (a) the word "including" shall be construed as "including without limitation", (b) accounting terms not otherwise defined herein shall have the meaning provided under GAAP, (c) terms defined in the UCC and not otherwise defined herein shall have the meaning provided under the UCC, and (d) the singular shall include the plural and vice versa. Certain capitalized terms are used in this Agreement as specifically defined as follows:

     1.1. "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person; provided, however, that the Company and its Subsidiaries, on the one hand, and Harcourt and its Subsidiaries, on the other hand, shall not be deemed Affiliates of each other for purposes of this Agreement.

     1.2.  "Bankruptcy Code" means Title 11 of the United States
Code (or any successor statute) and the rules and regulations thereunder.

     1.3. "Bankruptcy Default" means an Event of Default referred to in Section 6.1.8.

     1.4. "Capital Expenditures" means, for any period, amounts added or required to be added to the property, plant and equipment or other fixed assets account on the balance sheet of the Company or any of its Subsidiaries, prepared in accordance with GAAP.

     1.5. "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     1.6. "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     1.7.  "Cash Equivalents" means:

          (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated both Prime-1 by Moody's Investors Service, Inc. and A-1 by Standard & Poor's Corporation;

          (b)  short-term corporate obligations rated both
     Prime-1 by Moody's Investors Service, Inc. and A-1 by
     Standard & Poor's Corporation;

          (c) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or (ii) which is subject to a repurchase agreement with any financial institution referred to in clause (a) above, exercisable within one year from the time of purchase and
     (iii) which, in the case of obligations of any state or municipality, is rated AA or better by Moody's Investors Service, Inc.;

          (d) any mutual fund or other pooled investment vehicle rated AA or better by Moody's Investors Service, Inc. which invests principally in obligations described above; and

          (e) repurchase agreements with respect to Securities described in clause (c) above with any financial institutions described in clause (a) above.

     1.8.  "Company" is defined in the introductory paragraph.

     1.9.  "Computation Covenant" means each of Sections 3.3,
3.4.4 and 4, and, if applicable, Sections 5.1.6, 5.2.3 and 5.4.

     1.10. "Consolidated" and "Consolidating", when used with reference to any term, mean that term as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

     1.11. "Consolidated Adjusted Cash Flow" means, for any period, the total of (a) Consolidated Net Income for such period plus (b) all amounts deducted in computing such Consolidated Net Income in respect of (i) depreciation and amortization, (ii) interest on Indebtedness (including payments in the nature of interest under Capitalized Leases), (iii) taxes based on or measured by net income and (iv) rental payments and accruals under operating leases for real property; provided, however, that Consolidated Adjusted Cash Flow for any period ending on or prior to October 31, 1993 shall be deemed to be Consolidated Adjusted Cash Flow specified for such period in Exhibit 1.

     1.12. "Consolidated Cash Flow" means, for any period, the total of (a) Consolidated Net Income for such period, plus
(b) all amounts deducted in computing such Consolidated Net Income in respect of (i) depreciation and amortization, (ii) interest on Indebtedness (including payments and accruals in the nature of interest under Capitalized Leases) and (iii) taxes based on or measured by net income; provided, however, that Consolidated Cash Flow for any period ending on or prior to October 31, 1993 shall be deemed to be Consolidated Cash Flow specified for such period in Exhibit 1.

     1.13. "Consolidated Fixed Charges" means, for any period, the sum of:

          (a) Consolidated Interest Charges for such period, plus

          (b) the aggregate amount of all rental payments for real property operating leases accrued or paid by the Company and its Subsidiaries for such period.

     1.14. "Consolidated Forecasted Charges" means for any period the sum of:

          (a) the aggregate amount of interest including payments in the nature of interest under Capitalized Leases required to be paid by the Company and its Subsidiaries during such period (whether such interest is to be reflected as an item of expense or capitalized); plus

          (b) the aggregate amount of minimum rental payments for real property operating leases required to be paid by the Company and its Subsidiaries during such period; plus

          (c) to the extent not included in clauses (a) and (b) above, the aggregate amount of cash payments that the Company and its Subsidiaries may be required to make during such period pursuant to contractual commitments, including without limitation, commitments to make Investments in cash either during such period or on demand; plus

          (d) the aggregate amount required to be paid by the Company and its Subsidiaries during such period pursuant to any final judgment rendered against the Company or any of its Subsidiaries by any court, tribunal or agency or pursuant to any settlement of litigation or other proceedings.

     For purposes of computing projected interest under the preceding sentence for any period:

               (i)  it shall be assumed that the amount of
          Indebtedness outstanding on the first day of such period remains outstanding during the entire period except to the extent that such Indebtedness is subject to a mandatory payment of principal during such period;

              (ii) if the Company or any of its Subsidiaries has committed to incur additional Indebtedness during such period, interest on such Indebtedness will be taken into account from and after the date on which such Person is committed to incur it; and

             (iii) where interest varies with or depends on a floating rate, the rate in effect on the first day of such period will be assumed to be in effect and remain constant during the entire period for which interest is being computed.

     1.15. "Consolidated Interest Charges" means, for any period, the aggregate amount of interest, including payments in the nature of interest under Capitalized Leases, paid or accrued by the Company and its Subsidiaries (whether such interest is reflected as an item of expense or capitalized) for such period in accordance with GAAP on a Consolidated basis.

     1.16. "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined in accordance with GAAP on a Consolidated basis excluding extraordinary gains (or losses); provided, however, the net losses for such period from Investments in Persons (other than Subsidiaries) by the Company or any of its Subsidiaries shall only be included to the extent that such net losses, together with net losses from such Investments for prior periods, exceeds $25,000,000.

     1.17. "Consolidated Net Worth" means, at any date, stockholders' equity of the Company and the Subsidiaries at such date determined in accordance with GAAP on a Consolidated basis.

     1.18. "Consolidated Trailing Theatre Cash Flow" means, as of the end of any fiscal quarter as of which the amount thereof shall be determined, two-thirds of the sum of (a) the net income (or loss) of the Theatre Subsidiaries for the 18-month period then ended determined in accordance with GAAP on a Consolidated basis, excluding extraordinary gains (or losses) plus (b) all amounts deducted in computing such consolidated net income (or loss) in respect of (i) depreciation and amortization,
(ii) interest on indebtedness (including payments in the nature of interest under Capitalized Leases) and (iii) taxes based on or measured by net income; provided, however, that Consolidated Trailing Theatre Cash Flow for any 18-month period which includes any fiscal quarter ending on or prior to October 31, 1993 shall be calculated using Consolidated Trailing Theatre Cash Flow for such fiscal quarter specified for such fiscal quarter in
Exhibit 1.

     1.19. "Cumulative Consolidated Adjusted Net Income" means at the time of determination the total of (a) the net income (or loss) of the Company and its Subsidiaries for the period from November 1, 1993 through the fiscal quarter of the Company most recently ended, determined in accordance with GAAP on a Consolidated basis plus (b) all amounts deducted in computing such net income (or loss) in respect of depreciation and amortization.

     1.20. "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

     1.21. "Distribution" means, with respect to the Company (or other specified Person):

          (a) the declaration or payment of any dividend, (other than dividends payable in shares of capital stock of the Company (or such specified Person)), on or in respect of any shares of any class of capital stock of the Company (or such specified Person);

          (b) the purchase, redemption or other retirement of any shares of any class of capital stock of the Company (or such specified Person), or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or otherwise;

          (c) any other distribution on or in respect of any shares of any class of equity of or beneficial interest in the Company (or such specified Person);

          (d) any prepayment, purchase, redemption or defeasance of any Subordinated Indebtedness of the Company (or such specified Person); and

          (e) any payment, loan or advance by the Company (or such specified Person) to, or any other Investment by the Company (or such specified Person) in, any beneficial owner of 5% or more of any class of capital stock of or other equity interest in the Company (or such specified Person) or any Affiliate of such beneficial owner;

provided, however, that the term "Distribution" shall not include payments in the ordinary course of business in respect of
(i) reasonable compensation paid to employees, officers and directors, (ii) advances to employees for travel expenses, drawing accounts and similar expenditures, (iii) rent paid to or account payables for services rendered or goods sold by non-Affiliates which may hold stock of the Company (or such specified Person), or (iv) intercompany accounts payable and real property leases to non-Affiliates which may hold stock of the Company (or such specified Person).

     For purposes of the proviso to Section 3.3, $1,000,000 in cash Distributions made by the Company to repurchase options or stock appreciation rights granted to employees of the Company and its Subsidiaries shall be excluded in determining the aggregate amount of Distributions made by the Company.

     1.22.  "Event of Default" is defined in Section 6.1.

     1.23.  "Exchange Act" means the federal Securities Exchange
Act of 1934 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

     1.24. "First Tier Default" means any failure by the Company to perform or observe the provisions of Section 4.

     1.25.  "Financing Debt" means:

          (a)  Indebtedness in respect of borrowed money;

          (b) Indebtedness evidenced by notes, debentures or similar instruments;

          (c)  Indebtedness in respect of Capitalized Lease
     Obligations;

          (d) Indebtedness in respect of the deferred purchase price of assets (other than normal trade accounts payable in the ordinary course of business);

          (e) Indebtedness in respect of mandatory redemption or dividend rights on capital stock (or other equity);

          (f) Indebtedness in respect of unfunded pension liabilities; and

          (g) Indebtedness consisting of reimbursement obligations with respect to letters of credit, security binders and other financial guarantees.

     1.26. "GAAP" means generally accepted accounting principles as from time to time in effect including the statements and interpretations of the United States Financial Accounting Standards Board and any predecessor or successor entity; provided, however, that for purposes of compliance with Sections 3.3, 3.4.4, 4, and 5.4 and the related definitions, "GAAP" means such principles as in effect on October 31, 1993 as applied by the Company and its Subsidiaries in the preparation of their Consolidated financial statements for the fiscal year ending October 31, 1993, and consistently followed without giving effect to any subsequent changes therein other than changes consented to in writing by Harcourt.

     1.27. "Guaranteed Lease" means a lease for real property, as from time to time in effect, which Harcourt has guaranteed pursuant to a Guarantee.

     1.28. "Guarantees" means the respective guarantees provided by Harcourt to lessors of real property leased by Subsidiaries of the Company, as from time to time in effect.

     1.29. "Harcourt" is defined in the introductory paragraph.

     1.30. "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including:

          (a) liabilities secured by any Lien existing on property owned or acquired by the Company (or such specified
     Person) whether or not the liability secured thereby shall have been assumed;

          (b)  Capitalized Lease Obligations;

          (c) all guarantees and endorsements in respect of Indebtedness of others;

          (d) mandatory redemption, repurchase or dividend obligations with respect to capital stock or other equity interests;

          (e)  unfunded pension liabilities; and

          (f) reimbursement obligations with respect to letters of credit, security binders and other financial guarantees.

     1.31.  "Indemnified Party" is defined in Section 8.2.

     1.32.  "Intercompany Services Agreement" means the
Intercompany Services Agreement dated as of November 1, 1993, as from time to time in effect, between the Company and Harcourt.

     1.33. "Investment" means, with respect to the Company (or other specified Person):

          (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

          (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

          (c)  any guarantee of the Indebtedness of any other
     Person;

          (d) any acquisition of all or any part of the business of any other Person or the assets comprising such business or part thereof;

          (e) any commitment or option to make any Investment if the consideration for such commitment or option exceeds
     $1,000; and

          (f)  any other similar investment.

     The investments described in the foregoing clauses
(a) through (f) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include (i) current trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) advances and prepayments to suppliers for property leased, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for travel expenses, drawing accounts and similar expenditures,
(iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the Company (or such specified Person) or as security for any such Indebtedness or claim or (v) demand deposits in banks or trust companies.

     1.34. "Lease Exposure" means, at any time, the sum of the then present values of (i) all present and future rental payments and other amounts guaranteed by Harcourt under the Guarantees and
(ii) all present and future rental payments and other amounts owing under the Transferred Leases, calculated by discounting each such rental payment and each such other amount from its payment date to the date of calculation of such present value at a per annum interest rate equal to the sum of (a) the then prevailing rate of interest on debt securities customarily issued by the Treasury of the United States having a ten year maturity date plus (b) .75%.

     1.35. "Lien" means, with respect to the Company (or any other specified Person):

          (a) Any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Company (or such specified Person), whether now owned or hereafter acquired, or upon the income or profits therefrom.

          (b) Any arrangement or agreement which prohibits the Company (or such specified Person) from creating encumbrances, mortgages, pledges, liens, charges or security interests.

          (c) The acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement
     (including a Capitalized Lease).

          (d) The sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Company (or such specified Person), with or without recourse.

          (e) The transfer of any tangible property or assets for the purpose of subjecting such items to the payment of Indebtedness in priority to payment of the general creditors of the Company (or such specified Person).

          (f)  The existence for a period of more than
     90 consecutive days of any Indebtedness against the Company
     (or such specified Person) which if unpaid would by law or upon a Bankruptcy Default be given any priority over general creditors.

     1.36. "Nontheatre Subsidiaries" means any Subsidiary of the Company that is not a Theatre Subsidiary.

     1.37. "Obligations" means all present and future liabilities, obligations and Indebtedness of the Company owing to Harcourt under or in connection with this Agreement, including interest and fees under Section 2, reimbursement, indemnification and guarantee obligations under Section 2, payment obligations under Sections 6.2 and 8.2 and other charges, indemnities and expenses from time to time owing hereunder (whether accruing before or after a Bankruptcy Default).

     1.38. "Payment Default" means any failure by the Company to perform or observe the provisions of Section 2 or Section 6.2.

     1.39. "Person" means any present or future natural person or any corporation, association, partnership, joint venture, company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

     1.40.  "Pledged Rights" is defined in Section 7.1.2.

     1.41.  "Pledged Securities" means, collectively, the Pledged
Stock and the Pledged Rights.

     1.42.  "Pledged Stock" is defined in Section 7.1.1.

     1.43.  "PPI" means the Producer Price Index for Finished
Goods published by the Bureau of Labor Statistics (1982 = 100).

     1.44.  "Securities Act" means the federal Securities Act of
1933 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

     1.45. "Security" means all assets now or from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to this Agreement) to secure the payment or performance of any of the Obligations, including the assets described in Sections 7.1.1 through 7.1.3.

     1.46. "Smith Family Group" means the group of Persons originally party to the Smith-Lurie/Marks Stockholders Agreement dated as of the date of the Spinoff (whether or not such agreement is terminated) and the progeny of each such Person.

     1.47.  "Spinoff" is defined in the Recitals.

     1.48.  "Subordinated Indebtedness" means Indebtedness of the
Company (or other specified Person) which by its terms or any agreement is subordinated to the prior payment of any Financing
Debt of the Company (or such specified Person).

     1.49. "Subsidiary" means any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer.

     1.50. "Theatre Subsidiaries" means each present and future Subsidiary of the Company that is engaged in whole or in part in the business of (i) motion picture exhibition or (ii) managing the motion picture exhibition or concession business of any other Person.

     1.51. "Transferred Leases" means the theatre leases transferred by Harcourt General to the Company and in turn by the Company to Subsidiaries of the Company in connection with the Spinoff, as from time to time in effect.

     1.52. "UCC" means the Uniform Commercial Code as in effect in Massachusetts; provided, however, that with respect to the perfection of Harcourt's Lien on the Security and the effect of perfection or non perfection thereof, the term UCC shall mean the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by Section 9-103 of the Uniform Commercial Code as in effect in Massachusetts.

     1.53. "Wholly-Owned Subsidiary" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares) is owned by the Company (or other specified Person) directly or indirectly through one or more Wholly-Owned Subsidiaries.

2.  Certain Payment Provisions.

     2.1. Reimbursement and Indemnification. The Company hereby unconditionally and irrevocably agrees (a) to pay Harcourt, immediately upon written notice by Harcourt, any and all amounts paid by Harcourt pursuant to, or in respect of, any Guarantee or Transferred Lease and (b) to indemnify, defend and hold harmless Harcourt and its Affiliates and their respective directors, officers, employees and agents from and against any and all claims, losses, liabilities, damages, cost and expenses (including reasonable attorneys' fees and expenses) arising from or in connection with any Guarantee or Transferred Lease.

     2.2. Guarantor's Fee. The Company will pay to Harcourt (a) a quarterly guarantor's fee for the quarter ending January 31, 1994 of $75,000 payable on the Distribution Date or promptly thereafter and (b) a quarterly guarantor's fee, payable in advance on the first business day of each November, February, May and August, commencing on February 1, 1994, in an amount equal to the product of (a) .015% multiplied by (b) the Lease Exposure as of such day.

     2.3. Interest on Overdue Payments. The Company will, on demand, pay to Harcourt interest on any overdue payment required to be made under this Agreement at a per annum rate equal to 2% plus the rate of interest from time to time announced by The First National Bank of Boston as its "Base Rate".

3. General Covenants. The Company covenants that it will, and it will cause its Subsidiaries to, comply with the following provisions:

     3.1.  Financial Statements and Reports.

          3.1.1. Annual Reports. The Company will furnish to Harcourt as soon as available, and in any event within 110 days after the end of each fiscal year, the Consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, the Consolidated statements of income, of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal year audited and certified by Deloitte & Touche (or, if they cease to be auditors of the Company and its Subsidiaries, other independent certified public accountants of recognized national standing), together with:

          (a) The statement of such accountants that they have caused this Agreement to be reviewed and that in the course of their audit of the Company and its Subsidiaries no facts have come to their attention that cause them to believe that any First Tier Default or any Default exists or, if such is not the case, specifying such First Tier Default or Default and the nature thereof;

         (b) A certificate of the Company signed by the chief financial officer or treasurer of the Company to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any First Tier Default or any Default, or if such officer has such knowledge, specifying such First Tier Default or Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto;

        (c) Computations by the Company demonstrating, as of the end of such fiscal year, compliance with the Computation
     Covenants; and

         (d)  In the event of a change in GAAP after
     October 31, 1993, computations by the Company, certified by the chief financial officer or treasurer of the Company, reconciling the financial statements referred to above with the financial information used in the computations referred in Section 3.1.1(c);

          3.1.2. Quarterly Reports. The Company will furnish to Harcourt as soon as available and, in any event, within 55 days after the end of each of the first three fiscal quarters of the Company, the internally prepared Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, the Consolidated statements of income, of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such month and for the portion of the fiscal year then ended, together with:

          (a) A certificate of the Company signed by the chief financial officer or treasurer of the Company to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes;

         (b) Computations by the Company demonstrating, as of the end of such fiscal quarter, compliance with the Computation Covenants;

         (c) A certificate of the Company signed by the chief financial officer or treasurer of the Company to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any First Tier Default or any Default, or if such officer has such knowledge, specifying such First Tier Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

         (d)  In the event of a change in GAAP after
     October 31, 1993, computations by the Company, certified by the chief financial officer or treasurer of the Company, reconciling the financial statements referred to above with the financial information used in the computations referred to in Section 3.1.2(b).

          3.1.3.  SEC Reports.

          (a) The Company will promptly furnish to Harcourt such registration statements, proxy statements and reports as may be filed by the Company with the Securities and Exchange
     Commission.

          (b) Delivery by the Company to Harcourt of the Company's Annual Report on Form 10-K with respect to any fiscal year, and the Company's Quarterly Report on Form 10-Q with respect to any fiscal quarter, in each case as filed with the Securities and Exchange Commission, shall satisfy the Company's obligations to provide such of the financial statements described in the introductory paragraphs to Sections 3.1.1 and 3.1.2, as are contained in such report, provided that such report is provided to Harcourt within the time period specified in such introductory paragraph.

          3.1.4.  Notice of Litigation; Notice of Defaults.

          (a) The Company will promptly furnish to Harcourt notice of (i) any notice or other communication from any lessor that the Company or any Theatre Subsidiary is in default under any Guaranteed Lease or any Transferred Lease;
     (ii) any litigation or administrative or arbitration proceeding commenced, or to the knowledge of the Company, threatened, relating to any Guaranteed Lease or any Transferred Lease; and (iii) any other litigation or administrative or arbitration proceeding commenced, or to the knowledge of the Company threatened, against or relating to the Company or any of its Subsidiaries if the damages claimed in such proceeding are $5,000,000 or more or if such proceeding may result in a material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis or of the Company on an individual basis; provided, however, that, so long as no notice of termination of legal services has been given under the Intercompany Services Agreement, and Harcourt General continues to be primarily responsible for the provision of legal services to the Company thereunder, no such notice need be given by the Company to Harcourt unless requested by Harcourt.

          (b) Promptly upon acquiring knowledge thereof, the Company will notify Harcourt of the existence of any First Tier Default or any Default, specifying the nature thereof and what action the Company or any Subsidiary has taken, is taking or proposes to take with respect thereto.

          3.1.5. Certain Exceptions. Notwithstanding the provisions of Section 3.1.1, 3.1.2 and 3.1.3(a), so long as no notice of termination of accounting services has been given under the Intercompany Services Agreement, and Harcourt continues to provide accounting services thereunder, the Company shall not be required, unless otherwise requested by Harcourt, to furnish Harcourt with
     (a) the financial statements, certificates and computations specified in Section 3.1.1 or 3.1.2 or (b) the registration statements, proxy statements or reports specified in
     Section 3.1.3(a).

          3.1.6. Other Information. From time to time upon request of any authorized officer of Harcourt, each of the Company and its Subsidiaries will furnish to Harcourt such other information regarding the business, assets, financial condition, income or prospects of the Company and its Subsidiaries as such officer may reasonably request. Harcourt's authorized officers and representatives shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Company and its Subsidiaries, to make copies, notes and abstracts therefrom and to make an independent examination of such books and records for the purpose of verifying the accuracy of the reports delivered by any of the Company and its Subsidiaries pursuant to this
     Section 3.1 and ascertaining compliance with or obtaining enforcement of this Agreement.

     3.2. Liens. Neither the Company nor any of its Subsidiaries shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (including any arrangement or agreement which prohibits it from creating any
Lien), except the following:

          3.2.1.  Liens on the Security which secure the
     Obligations for the benefit of Harcourt.

          3.2.2. Liens to secure federal income taxes owing by Harcourt for periods beginning prior to the Spinoff.

          3.2.3. Liens to secure other taxes and assessments and other governmental charges if the validity or amount of such tax, assessment or other governmental charge is being contested in good faith by the Company or any Subsidiary by appropriate proceedings (so long as the Company, or such Subsidiary, in accordance with GAAP, has set aside on its books adequate reserves with respect thereto); provided, however, that each of the Company and its Subsidiaries will pay or bond, or cause to be paid or bonded, all such taxes, assessments or other governmental charges immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings shall have been dismissed or stayed).

          3.2.4. Deposits or pledges made (a) in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (b) in connection with casualty insurance, (c) to secure the performance of bids, tenders, contracts (other than contracts relating to Financing Debt) or leases, (d) to secure statutory obligations or surety or appeal bonds, or
     (e) to secure indemnity, performance or other similar bonds in the ordinary course of business.

          3.2.5. Liens in respect of judgments or awards (a) which have been in force for less than the applicable appeal period, so long as execution is not levied, or (b) in respect of which the Company or any Subsidiary of the Company shall at the time be prosecuting an appeal or proceeding for review, so long as execution thereof shall have been stayed pending such appeal or review and the Company or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP.

          3.2.6. Liens of carriers, warehousemen, mechanics and similar Liens, in each case being contested in good faith by the Company or any Subsidiary in appropriate proceedings (so long as the Company or such Subsidiary shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto), which in each case do not materially detract from the value of any asset or other property material to the operations or business of the Company or any of its Subsidiaries or impair the use thereof in the business of the Company or any of its Subsidiaries.

          3.2.7. Encumbrances in the nature of (a) zoning restrictions, (b) easements, (c) restrictions of record on the use of real property, (d) landlords' and lessors' Liens on rented premises and (e) restrictions on transfers or assignment of leases, which in each case do not materially detract from the value of any asset or other property material to the operations or business of the Company or any of its Subsidiaries or impair the use thereof in the business of the Company or any of its Subsidiaries.

          3.2.8. Restrictions under federal and state securities laws on the transfer of securities.

          3.2.9. Liens constituting (a) purchase money security interests existing or created on the date on which such property is acquired, and (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property.

          3.2.10. Liens consisting of covenants contained in agreements relating to senior Financing Debt of the Company prohibiting the Company and its Subsidiaries from creating encumbrances, mortgages, liens, charges or security interests on their assets (other than Liens on the Security which secure the Obligations for the benefit of Harcourt).

     3.3. Distributions. So long as no Event of Default has occurred and is continuing:

          (a) The Company may make Distributions from time to time so long as immediately before and after giving effect thereto there shall exist no First Tier Default; provided, however, that the aggregate amount of such Distributions, other than Distributions permitted by clause (b) of this
     Section 3.3, shall not exceed the sum of (i) $25,000,000 plus (ii) 50% of Cumulative Consolidated Adjusted Net Income plus (iii) the aggregate amount of net cash proceeds to the Company from the sale of equity securities of the Company after the date of the Spinoff plus (iv) the aggregate amount of Financing Debt of the Company which is converted into common stock of the Company after the date of the Spinoff minus (v) the aggregate amount of Capital Expenditures made by the Company and its Subsidiaries after October 31, 1993.

          (b) At such times when Distributions are prohibited under the proviso to Section 3.3(a), the Company may nevertheless make a Distribution so long as (i) immediately before and after giving effect thereto, there shall exist no First Tier Default and (ii) after giving effect to such Distribution, the total of (x) the aggregate amount of cash and Cash Equivalents of the Company and its Subsidiaries then on hand less (y) the aggregate principal amount of all Financing Debt of the Company and its Subsidiaries then outstanding, exceeds the aggregate amount of Consolidated Forecasted Charges for the twelve-month period immediately following such Distribution.

     3.4. Merger, Consolidation and Dispositions of Assets. Neither the Company nor any of the Theatre Subsidiaries shall (a) become a party to any merger or consolidation or shall sell, lease, sell and leaseback, sublease or otherwise dispose of any of its assets, or (b) contract, or make other arrangements, with any Person (other than a Theatre Subsidiary) to manage the theatre business of, or provide concession services to, any Theatre Subsidiary, except the following:

          3.4.1. Any Theatre Subsidiary may sell or otherwise dispose of (a) inventory in the ordinary course of business,
     (b) tangible assets to be replaced in the ordinary course of business by other tangible assets of equal or greater value and (c) tangible assets that are no longer used or useful in the business of the Company or such Theatre Subsidiary.

          3.4.2. Any Theatre Subsidiary may merge or liquidate into any other Theatre Subsidiary so long as after giving effect thereto, the surviving company is a directly owned, Wholly Owned Subsidiary of the Company.

          3.4.3. The Company may sell or otherwise dispose of Investments other than Investments in Theatre Subsidiaries.

          3.4.4. In addition to assets sold and exchanged pursuant to Section 3.4.1, the Theatre Subsidiaries may sell assets at not less than fair market value; provided, however, that immediately after giving effect to each sale proposed to be made pursuant to this Section 3.4.4, the aggregate amount of Consolidated Trailing Theatre Cash Flow attributable to all assets sold and proposed to be sold pursuant to this Section 3.4.4 shall not exceed the amount equal to 10% of Consolidated Trailing Theatre Cash Flow determined as of the end of the fiscal quarter ending immediately prior to such proposed sale; and provided, further, that the aggregate amount of the above locations sold or otherwise disposed of in connection with sales made pursuant to this Section 3.4.4 shall not exceed 10% of the theatre locations operated by GCC and its subsidiaries as of October 31, 1993.

     3.5.  Issuance of Stock by Theatre Subsidiaries; Subsidiary
Distributions.

          3.5.1.  Issuance of Stock by Subsidiaries.  No present
     Theatre Subsidiary shall issue or sell any shares of its capital stock or other evidence of beneficial ownership to any Person other than the Company.

          3.5.2. No Restrictions on Subsidiary Distributions. Except for this Agreement and agreements relating to senior Financing Debt of the Company, neither the Company nor any of its Subsidiaries shall enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any such Subsidiary to make Distributions or extensions of credit to the Company (directly or indirectly through another Subsidiary of the Company).

     3.6.  Guaranteed Leases and Transferred Leases.

          3.6.1. No Transfer. No Theatre Subsidiary shall transfer, assign or sublease any Guaranteed Lease or any Transferred Lease to any other Person (other than another Theatre Subsidiary) without the prior written consent of Harcourt; provided, however, that the Theatre Subsidiaries may transfer and assign any Guaranteed Lease or Transferred Lease in connection with a sale of assets permitted under
     Section 3.4.4.

          3.6.2. Amendments, Renewals, Extensions, Etc. No Theatre Subsidiary shall (a) amend, modify or terminate any Guaranteed Lease or Transferred Lease without the prior written consent of Harcourt if, as a result of such amendment, modification or termination, Harcourt's liability with respect to such Guaranteed Lease or Transferred Lease shall be increased or the time period for which Harcourt has any liability for such Guaranteed Lease or Transferred Lease shall be extended or (b) renew or extend the term of any Guaranteed Lease or any Transferred Lease without the prior written consent of Harcourt unless Harcourt shall not be liable for any Theatre Subsidiary's obligations with respect to such renewed or extended term.

     3.7.  Conduct of Theatre Business.

          3.7.1. Theatre Subsidiaries. The Theatre Subsidiaries will engage only in the business of owing and operating theatres for motion picture exhibition and other activities incidental thereto.

          3.7.2. Theatre Business. The Company's motion picture exhibition business and activities incidental thereto will be conducted only by the Theatre Subsidiaries. The Company shall own and hold all interests in the Theatre Subsidiaries directly and not indirectly through another Subsidiary of the Company; provided, however, that each of Knights Holding Corp., Knights Realty Corp. and Knights Theatre Corp. may be indirectly owned by the Company so long as it is inactive and does not engage in any operations or activities or own any material assets.

4. First Tier Covenants. The Company covenants that, at any time when Consolidated Net Worth is less than the then Lease
Exposure, it will comply with the following provisions:

     4.1. Consolidated Net Worth. Consolidated Net Worth shall not at any time be less than the total of (a) Consolidated Net
Worth as of October 31, 1993 minus (b) $25,000,000.

     4.2.  Consolidated Adjusted Cash Flow to Consolidated Fixed
Charges. On the last day of each fiscal quarter of the Company, Consolidated Adjusted Cash Flow for the period of six consecutive fiscal quarters then ended shall equal or exceed 120% of Consolidated Fixed Charges for such six consecutive fiscal quarters.

     4.3. Consolidated Cash Flow to Consolidated Interest Charges. On the last day of each fiscal quarter of the Company, Consolidated Cash Flow for the period of six consecutive fiscal quarters then ended shall equal or exceed 300% of Consolidated Interest Charges for such six consecutive fiscal quarters.

5. Second Tier Covenants. The Company covenants that it will, and it will cause its Subsidiaries to, comply with the provisions of this Section 5 during the period from the occurrence of a First Tier Default through such time as the Company is in compliance with each of the provisions of Section 4 as are then applicable.

     5.1. Investments and Acquisitions. Neither the Company nor any of its Subsidiaries shall have outstanding, acquire, commit itself to acquire or hold any Investment (including any Investment consisting of the acquisition of any business) except that:

          5.1.1. The Company and its Subsidiaries may continue to have outstanding and hold Investments outstanding immediately prior to such First Tier Default; provided, however, that, unless permitted pursuant to Section 5.1.6, neither the Company nor any of its Subsidiaries shall exercise any option to make an Investment held by it prior to such First Tier Default.

          5.1.2. The Company may make and hold Investments in Theatre Subsidiaries consisting of (a) cash equity
     Investments and (b) loans; provided, however, that the proceeds of such Investments are applied by the Theatre
     Subsidiaries solely as provided in Section 5.5.

          5.1.3. Nontheatre Subsidiaries may make and hold Investments in the Company and the Theatre Subsidiaries consisting of loans which, in the case of loans to the Company, are subordinated on terms satisfactory to Harcourt to the prior payment of the Obligations; provided, however, that (i) the proceeds of such loans made to the Company are used only to pay the Obligations or to make Investments in Theatre Subsidiaries permitted by Section 5.1.2 and (ii) the proceeds of such loans made to Theatre Subsidiaries are applied by the Theatre Subsidiaries solely as provided in
     Section 5.5.

          5.1.4. The Theatre Subsidiaries may make and hold Investments in other Theatre Subsidiaries consisting of loans; provided, however, that the proceeds of such loans are applied by the Theatre Subsidiaries solely as provided in Section 5.5.

          5.1.5. The Company and its Subsidiaries may make and hold Investments in Cash Equivalents.

          5.1.6. The Company and any Nontheatre Subsidiaries may make and hold other Investments consisting of follow-on equity Investments to maintain the Company's or such Nontheatre Subsidiary's proportionate equity interest in Persons that are not Wholly-Owned Subsidiaries in which the Company or such Nontheatre Subsidiary held an equity Investment immediately prior to such First Tier Default; provided, however, that the aggregate amount of all such follow-on Investments made during each period when the provisions of Section 5 apply shall not exceed $10,000,000.

     5.2. Financing Debt. Neither the Company nor any of its Subsidiaries shall create, incur, assume or otherwise become or remain liable with respect to any Financing Debt except the following:

          5.2.1. Financing Debt outstanding immediately prior to such First Tier Default.

          5.2.2. Financing Debt consisting of inter-company loans and advances among the Company and its Subsidiaries which are not prohibited by Section 5.1.

          5.2.3. Additional Financing Debt of the Company consisting of Indebtedness for borrowed money the proceeds of which are used to finance Investments permitted by
     Section 5.1.6; provided, however, that the aggregate amount of Financing Debt outstanding pursuant to this Section 5.2.3 shall not at any one time exceed $10,000,000.

     5.3. Distributions. Neither the Company nor any of its Subsidiaries shall make any Distribution except the following:

          5.3.1. Nontheatre Subsidiaries may make Distributions to the Company or any Wholly-Owned Subsidiary of the Company.

          5.3.2.  Theatre Subsidiaries may make cash
     distributions to the Company, the proceeds of which are used by the Company to make (a) regularly scheduled payments of principal of and interest on Financing Debt owed to non-Affiliates and permitted under Section 5.2.1, under the terms of such Financing Debt in effect immediately prior to such First Tier Default, (b) regularly scheduled payments of principal of and interest on Financing Debt permitted under
     Section 5.2.3 or (c) payments to Harcourt pursuant to Sections 2, 6.2 or 8.2.

     5.4. Capital Expenditures. Neither the Company nor any of its Subsidiaries shall make any Capital Expenditures except
(a) Capital Expenditures necessary to (i) maintain facilities operated by the Company and its Subsidiaries immediately prior to such First Tier Default or (ii) equip new theatres committed for by Theatre Subsidiaries prior to such First Tier Default with customary theatre equipment and facilities and (b) Capital Expenditures made for purposes of remaining competitive with other theatre operators; provided, however, that the aggregate amount of such Capital Expenditures made by the Company and its Subsidiaries at any time the provisions of Section 5 apply shall not exceed the amount equal to the product of (x) $5,000,000 multiplied by (y) the sum of one plus the percentage increase (expressed as a decimal) in the PPI during the period from December 31, 1993 to the month immediately preceding the occurrence of such First Tier Default; and provided, further, that, in the event that the provisions of Section 5 apply during two or more nonconsecutive periods during any twelve month period, the aggregate amount of such Capital Expenditures made during such twelve month period shall not exceed the product of
(x) $5,000,000 multiplied by (y) the sum of one plus the percentage increase in the PPI during the period from December 31, 1993 to the month immediately preceding the commencement of such twelve month period.

     For purposes of this Section 5.4, Capital Expenditures to increase the number of auditoriums in a facility or otherwise expand such facility or to improve the quality of seats, carpeting, refreshment stands or other amenities within a facility may only be made for purposes of remaining competitive with other theatre operators and shall not be considered Capital Expenditures made solely to maintain facilities pursuant to clause (a)(1) of the immediately preceding paragraph.

     5.5. Payment of Theatre Obligations. The Theatre Subsidiaries shall use cash generated from operations, cash reserves, proceeds of borrowings and other funds of the Theatre Subsidiaries only to pay obligations of the Theatre Subsidiaries under leases of real property, to make Distributions permitted under Section 5.3.2, to make Capital Expenditures permitted under
Section 5.4, to make Investments permitted under Section 5.1.4, and to pay accounts payable, taxes, assessments and other expenses of the Theatre Subsidiaries incurred in the ordinary course of business.

6.  Defaults.

     6.1. Events of Default. The following events are referred to as "Events of Default":

          6.1.1. The Company shall fail to make any payment in respect of amounts required under Section 2 as the same shall become due.

          6.1.2. The Company or any of its Subsidiaries shall fail to perform or observe any of the provisions of Sections 3.2 through 3.7 or Section 5, if applicable.

          6.1.3. The Company or any of its Subsidiaries shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement (other than Section 4), and such failure shall not be rectified or cured to the written satisfaction of Harcourt within 30 days after the earlier of (a) notice thereof by Harcourt to the Company or (b) the date on which the Company shall have had knowledge thereof.

          6.1.4. Any representation or warranty of or with respect to the Company or any of its Subsidiaries made to Harcourt in, pursuant to or in connection with this Agreement shall be materially false on the date as of which it was made.

          6.1.5. (a) The Company or any of its Subsidiaries shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Financing Debt outstanding in an aggregate amount of principal and accrued interest exceeding $1,000,000;

          (b) the Company or any of its Subsidiaries shall fail to perform or observe the terms of any agreement relating to such Financing Debt, and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement, and such failure shall permit the acceleration of such Financing Debt;

          (c) all or any part of such Financing Debt of the Company or any of its Subsidiaries shall be accelerated or become due or payable prior to its stated maturity for any reason whatsoever (other than voluntary prepayments thereof);

          K\H any Lien on any property of the Company or any of its Subsidiaries securing any such Financing Debt shall be enforced by foreclosure or similar action; or

          (e) any holder of any such Financing Debt shall exercise any right of rescission with respect to the issuance thereof.

          6.1.6.  Except as permitted by Section 3.4:

          (a) the Company shall cease to own directly all the capital stock of the Theatre Subsidiaries that are Wholly-
     Owned Subsidiaries as of the date of the Spinoff;

          (b) any Person (other than a member of the Smith Family Group), together with "affiliates" and "associates" of such Person within the meaning of Rule 12b-2 of the Exchange Act, shall become the beneficial owner within the meaning of Rule 13d-3 of the Exchange Act of more voting stock or total equity capital of the Company than that beneficially owned by the Smith Family Group if such Person together with such "affiliates" and "associates" is also the beneficial owner within the meaning of Rule 13d-3 of the Exchange Act of at least 15% of either the voting stock or total equity capital of the Company; or

          (c) the Company or any Theatre Subsidiary shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

          6.1.7. This Agreement shall cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be in full force and effect; or any party hereto shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement shall cease to be enforceable and of the same effect and priority purported to be created hereby.

          6.1.8.  The Company or any of its Subsidiaries shall:

          (a)  commence a voluntary case under the Bankruptcy
     Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

          (b) have filed against it a petition commencing an involuntary case under the Bankruptcy Code which shall not have been dismissed within 30 days after the date on which said petition is filed, or file an answer or other pleading within said 30-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

          (c) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

          (d) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

          (e) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

          (f) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

     6.2. Certain Payments Upon an Event of Default. If one or more Events of Default shall occur and be continuing, then Harcourt may by notice in writing to the Company require the Company immediately to deposit with Harcourt in cash an amount equal to the then Lease Exposure (which cash shall be held by Harcourt and applied to the payment of the Company's Obligations under Section 2) and thereupon such amount shall become immediately due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have occurred, such amount shall automatically become immediately due and payable.

     6.3. Enforcement of Payment and Security following a Payment Default; Setoff. If any one or more Payment Defaults shall occur, (a) Harcourt may proceed to enforce payment of the Obligations in such manner as it may elect and to realize upon any and all rights in the Security and (b) may offset and apply toward the payment of the Obligations (and/or toward the curing of any Event of Default) any Indebtedness from Harcourt to the Company or any of its Subsidiaries, regardless of the adequacy of any security for the Obligations. Harcourt shall have no duty to determine the adequacy of any such security in connection with any such offset.

     6.4. Specific Performance; Exercise of Rights. If any one or more Events of Default has occurred and is continuing or if one or more Payment Defaults shall occur, Harcourt may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or in any instrument or assignment delivered pursuant to this Agreement, or in aid of the exercise of any power granted in this Agreement or any such instrument or assignment.

     6.5. Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Harcourt's rights hereunder and under, or with respect to, each Guarantee and Transferred Lease shall be cumulative.

     6.6. Annulment of Defaults. A First Tier Default or a Payment Default shall be deemed not to have occurred or to exist for any purpose hereunder, and an Event of Default shall be deemed not to have occurred and be continuing for any purpose hereunder, in each case, if Harcourt shall have waived it in writing, stated in writing that it has been cured to Harcourt's reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such First Tier Default or such Event of Default. No such action by Harcourt shall extend to or affect any subsequent First Tier Default or Event of Default or impair any rights of Harcourt upon the occurrence thereof.

     6.7. Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, the Company waives:

          (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions of this Agreement), protests, notices of protest and notices of dishonor;

          (b) any requirement of diligence or promptness on the part of Harcourt in the enforcement of its rights under this Agreement;

          (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

          (d) any defense (other than indefeasible payment in full) which it now or hereafter may have with respect to its liability under this Agreement, or with respect to the Obligations.

     6.8.  Obligations Absolute.  The obligations of the Company under Sections 2.1, 2.2, 6.2 and 8 are absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a)  the invalidity, unenforceability or
     irrecoverability of any obligations under any Guarantee, any Guaranteed Lease or any Transferred Lease;

          (b) any change in the terms of, or any amendment to, any waiver, consent or modification of any Guarantee, any Guaranteed Lease or Transferred Lease; or

          (c) any other circumstance which might constitute a defense available to, or a discharge of Harcourt or the Company other than in the case of the Company, indefeasible payment in full.

7.  Security.

     7.1. Credit Security. As security for the payment and performance of the Obligations, the Company hereby mortgages, pledges and collaterally grants and assigns to Harcourt, and hereby creates a security interest in favor of Harcourt in, all of the Company's right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described in Sections 7.1.1 through 7.1.3, whether now owned or hereafter acquired, all of which shall be included in the term "Security":

          7.1.1. Pledged Stock. (a) All shares of capital stock or other evidence of beneficial interest in any present or future Theatre Subsidiary which is a corporation, business trust or limited liability company, (b) all partnership interests in any present or future Theatre Subsidiary which is a limited partnership, (c) all joint venture interests in any joint venture in the motion picture exhibition industry and (d) all options, warrants and similar rights to acquire such capital stock or such interests. All such capital stock, interests, options, warrants and other rights are collectively referred to as the "Pledged Stock".

          7.1.2. Pledged Rights. All rights to receive profits or surplus of, or other Distributions (including income, return of capital and liquidating distributions) from, any Theatre Subsidiary that is a partnership or joint venture, including any distributions by any such Person to partners or joint venturers. All such rights are collectively referred to as the "Pledged Rights".

          7.1.3. Proceeds and Products. All proceeds, including insurance proceeds, and products of the items of Security described or referred to in Sections 7.1.1 through 7.1.2 and, to the extent not included in the foregoing, all Distributions with respect to the Pledged Securities.

     7.2. Representations, Warranties and Covenants with Respect to the Security. The Company hereby represents, warrants and covenants that:

          7.2.1. Pledged Stock. All shares of capital stock, limited partnership interests and similar securities included in the Pledged Stock are and shall be at all times duly authorized, validly issued, fully paid and (in the case of capital stock and limited partnership interests) nonassessable. The Company will deliver to Harcourt certificates representing the Pledged Stock, registered, if Harcourt so requests, in the name of Harcourt or its nominee, as pledgee, or accompanied by a stock transfer power executed in blank and, if Harcourt so requests, with the signature guaranteed, all in form and manner satisfactory to Harcourt. Pledged Stock that is not evidenced by a certificate will be registered in Harcourt's name as pledgee on the issuer's records, all in form and substance satisfactory to Harcourt. Upon the occurrence of a Default, Harcourt may transfer into its name or the name of its nominee, as pledgee, any Pledged Securities.

          7.2.2. No Liens or Restrictions on Transfer or Change of Control. All Security shall be free and clear of any Liens and restrictions on the transfer thereof, except for Liens permitted by Section 3.2. None of the Pledged Stock is subject to any options to purchase or similar rights of any Person. Except with the written consent of Harcourt, neither the Company nor any Theatre Subsidiary is, and neither Harcourt nor any Theatre Subsidiary will be, party to or bound by any agreement, license or franchise which restricts the change of control or ownership of any Theatre Subsidiary.

          7.2.3. Perfection of the Security. Upon Harcourt's request from time to time, the Company will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments, and will take all such other action, as Harcourt deems advisable for confirming to it the Security or to carry out any other purposes of this Agreement.

     7.3. Administration of the Security. The Security shall be administered as follows, and if Payment Default shall have occurred, Section 7.4 shall also apply.

          7.3.1.  Pledged Securities.

               (a)  Distributions.  (i)  Until an Event of
          Default shall have occurred and is continuing, the Company shall be entitled, to the extent permitted by this Agreement, to receive all Distributions on or with respect to the Pledged Securities (other than Distributions constituting additional Pledged Securities). All Distributions constituting additional Pledged Securities will be retained by Harcourt (or if received by the Company shall be held by the Company in trust and shall be immediately delivered by the Company to Harcourt in the original form received, endorsed in blank) and held by Harcourt as part of the Security.

               (ii) If an Event of Default has occurred and is continuing, all Distributions on or with respect to the Pledged Securities shall be retained by Harcourt (or if received by the Company shall be held by the Company in trust and shall be immediately delivered by it to Harcourt in the original form received, endorsed in blank) and held by Harcourt as part of the Security or applied by Harcourt in accordance with Section 7.4.5.

               (b) Voting. (i) Until an Event of Default shall have occurred and is continuing, the Company shall be entitled to vote or consent with respect to the Pledged Securities in any manner not inconsistent with the terms of this Agreement, and Harcourt will, if so requested, execute appropriate revocable proxies therefor.

               (ii) If an Event of Default has occurred and is continuing, if and to the extent that Harcourt shall so notify the Company in writing, only Harcourt shall be entitled to vote or consent or take any other action with respect to the Pledged Securities and the Company will, if so requested, execute or cause to be executed appropriate proxies therefor.

     7.4. Right to Realize upon Credit Security. Except to the extent prohibited by applicable law that cannot be waived, this
Section 7.4 shall govern Harcourt's right to realize upon the Security if any Payment Default shall have occurred. The provisions of this Section 7.4 are in addition to any rights and remedies available at law or in equity.

          7.4.1. General Authority. To the extent specified in written notice from Harcourt to the Company, the Company grants Harcourt full and exclusive power and authority, subject to the other terms hereof and applicable law, to take any of the following actions (for the sole benefit of Harcourt but at the Company's expense):

          (a) To ask for, demand, take, collect, sue for and receive all payments in respect of any Pledged Securities which the Company could otherwise ask for, demand, take, collect, sue for and receive for its own use.

          (b)  To extend the time of payment of Pledged
     Securities and to make any allowance or other adjustment with respect thereto.

          (c) To settle, compromise, prosecute or defend any action or proceeding with respect to Pledged Securities and to enforce all rights and remedies thereunder which the Company could otherwise enforce.

          (d) To enforce the payment of any Pledged Securities, either in the name of the Company or in its own name, and to endorse the name of the Company on all checks, drafts, money orders and other instruments tendered to or received in payment of any Security.

          (e) To notify the third party payor with respect to any Pledged Securities of the existence of the security interest created hereby and to cause all payments in respect thereof thereafter to be made directly to Harcourt; provided, however, that whether or not Harcourt shall have so notified such payor the Company will at its expense render all reasonable assistance to Harcourt in collecting such items and in enforcing claims thereon.

          OXY To sell, transfer, assign or otherwise deal in or with any Security or the proceeds thereof, as fully as the Company otherwise could do.

          7.4.2. Marshaling, etc. Harcourt shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, the Company or any guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any collateral therefor or any direct or indirect guarantee thereof. Harcourt shall not be required to marshal the Security or any guarantee of the Obligations or to resort to the Security or any such guarantee in any particular order, and all of its rights hereunder or otherwise shall be cumulative. To the extent it may lawfully do so, the Company hereby absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Harcourt, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Security made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Without limiting the generality of the foregoing, the Company agrees that it will not invoke or utilize any law which might prevent, cause delay in or otherwise impede the enforcement of the rights of Harcourt in the Security, and hereby waives all such laws, and that it will not invoke or raise as a defense to any enforcement by Harcourt of its rights and remedies relating to the Security or the Obligations any legal or contractual requirement with which Harcourt may have in good faith failed to comply. In addition, the Company hereby waives any right to prior notice (except to the extent expressly required by this Agreement) or judicial hearing in connection with foreclosure on or disposition of any Security, including any such right which the Company would otherwise have under the Constitution of the United States of America or of any state or territory thereof or any other jurisdiction.

          7.4.3. Sales of Security. All or any part of the Security may be sold for cash or other value in any number of lots at public or private sale, without demand, advertisement or notice; provided, however, that Harcourt shall give the Company 10 days' prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice the Company and Harcourt hereby agrees to be reasonable. At any sale or sales of Security, Harcourt or any of its respective officers acting on its behalf, or Harcourt's assigns, may bid for and purchase all or any part of the property and rights so sold, may use all or any portion of the Obligations owed to Harcourt as payment for the property or rights so purchased, and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to the Company, except for the proceeds of such sale or sales pursuant to
     Section 7.4.5. The Company acknowledges that any such sale will be made by Harcourt on an "as is" basis with disclaimers of all warranties, whether express or implied, to the extent permitted by applicable law. The Company agrees that (a) Harcourt may, in its sole discretion, restrict any such sale to one or more purchasers who will agree to guarantee the payment and performance of the Guaranteed Leases and Transferred Leases of Theatre Subsidiaries, the Pledged Securities of which are included in such sale and who, in the reasonable judgment of Harcourt, are financially capable of performing such guarantee and (b) that such manner of disposition is commercially reasonable notwithstanding the possibility that a substantially higher price might be realized if such sale were not so restricted. The Company will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action as Harcourt shall require in connection with any such sale.

          7.4.4. Sale Without Registration. The Company agrees that if, at any time when Harcourt shall determine to exercise its rights hereunder to sell all or part of the securities included in the Security, the securities in question shall not be effectively registered under the Securities Act (or other applicable law), Harcourt may, in its sole discretion, sell such securities by private or other sale not requiring such registration in such manner and in such circumstances as Harcourt may deem necessary or advisable in order that such sale may be effected in a commercially reasonable manner in accordance with applicable law without such registration and the related delays, uncertainty and expense. Without limiting the generality of the foregoing, in any event Harcourt may, in its sole discretion, (a) approach and negotiate with a single purchaser or one or more possible purchasers to effect such sale, (b) restrict such sale to one or more purchasers each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such securities and
     (c) cause to be placed on certificates representing the securities in question a legend to the effect that such securities have not been registered under the Securities Act (or other applicable law) and may not be disposed of in violation of the provisions thereof. The Company hereby agrees that such manner of disposition is commercially reasonable, that it will upon Harcourt's request give any such purchaser access to such information regarding the issuer of the securities in question as Harcourt may reasonably request and that Harcourt shall not incur any responsibility for selling all or part of the securities included in the Security at any private or other sale not requiring such registration, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act (or other applicable law) or until made in compliance with certain other rules or exemptions from the registration provisions under the Securities Act (or other applicable law). The Company acknowledges that there is no adequate remedy at law for breach by it of this
     Section 7.4.4 and that such breach would not be adequately compensable in damages and therefore agrees that this
     Section 7.4.4 may be specifically enforced.

          7.4.5. Application of Proceeds. The proceeds of all sales and collections in respect of any Security or other assets of the Company, all funds collected from the Company and any cash contained in the Security, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

          First, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of Harcourt and the reasonable fees and expenses of its special counsel;

          Second, any surplus then remaining to the payment of the Obligations in such order and manner as Harcourt may in its sole discretion determine;

          Third, any surplus then remaining shall be paid to the Company, subject, however, to the rights of the holder of any then existing Lien of which Harcourt has actual notice.

     7.5. Custody of Credit Security. Except as provided by applicable law that cannot be waived, Harcourt will have no duty as to the custody and protection of the Security, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Security in its possession. Harcourt will not be liable or responsible for any loss or damage to any Security, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by Harcourt acting in good faith.

8.  Expenses; Indemnity.

     8.1.  Expenses.  The Company will pay:

          (a) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, or any Security; and

          (b) all other reasonable expenses incurred by Harcourt in connection with the enforcement of any rights hereunder, including costs of collection and reasonable attorneys' fees and expenses.

     8.2. General Indemnity. The Company hereby agrees to indemnify Harcourt, each of the directors, officers, employees and agents of Harcourt, and each Person, if any, who controls Harcourt (Harcourt and each of such directors, officers, employees, agents and control Persons is referred to as an "Indemnified Party"), and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the existence or exercise of any security rights with respect to the Security in accordance with this Agreement or
(b) this Agreement or any transaction contemplated hereby, other than litigation commenced by the Company against Harcourt which seeks enforcement of any of the rights of the Company hereunder and is determined adversely to Harcourt in a final nonappealable judgment and except to the extent such claims, damages, liabilities and expenses result from the gross negligence or willful misconduct of Harcourt.

9. Successors and Assigns. Any reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Company or Harcourt that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns; provided, however, that the Company may not assign its rights or obligations under this Agreement.

10. Confidentiality. Harcourt agrees that it will make no disclosure of confidential information furnished to it by the Company or any of its Subsidiaries unless such information shall have become public, except:

          (a) in connection with operations under or the enforcement of this Agreement;

          (b)  pursuant to any statutory or regulatory
     requirement or any mandatory court order, subpoena or other legal process;

          (c) to its counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential; and

          (d) with the prior written consent of the Company, to any other Person.

11. Notices. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback).

               If to the Company, to it at:

                    27 Boylston Street
                    Chestnut Hill, Massachusetts  02167
                    Telecopy No.:  (617) 278-5396
                    Attention:  President

               If to Harcourt, to it at:

                    27 Boylston Street
                    Chestnut Hill, Massachusetts  02167
                    Telecopy No.:  (617) 731-2354
                    Attention:   President

12. Course of Dealing; Amendments and Waivers. No course of dealing between Harcourt, on one hand, and the Company or any of its Subsidiaries or their Affiliates, on the other hand, shall operate as a waiver of any of the rights of Harcourt under this Agreement or with respect to the Obligations. The Company acknowledges that if Harcourt, without being required to do so by this Agreement, gives any notice or information to the Company or any of its Subsidiaries or their Affiliates, Harcourt shall not by implication have amended, waived or modified any provision of this Agreement, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of Harcourt in exercising any right under this Agreement or with respect to the Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement shall be binding unless it is in writing and signed by Harcourt and in the case of an amendment, signed by the Company. Although Harcourt shall have no duty to agree to any waiver, consent or amendment relating to this Agreement, Harcourt shall give due consideration in accordance with its business judgment to each request made by the Company for any such consent, waiver or amendment.

     Any amendment, waiver or consent entered into by any party for any of the following purposes need not be specifically authorized or approved by the Board of Directors of such party if such amendment, waiver or consent is approved by an officer of such party who is authorized to approve such type of amendment, waiver or consent: (a) to cure any ambiguity herein, (b) to cure, correct or supplement any defect or inconsistent provision contained herein; or (c) to make any provision in regard to matters or questions arising hereunder which is not inconsistent with the provisions of this Agreement and which does not adversely affect the interests of such party.

13. Termination and Defeasance. This Agreement may be terminated at any time by Harcourt in its sole discretion by providing written notice to the Company. This Agreement shall terminate at such time as the Lease Exposure is less than $50,000,000 if at such time no First Tier Default, Payment Default or Event of Default has occurred and is continuing; provided, however, that Sections 2, 3.1 and 3.6, Sections 6.3 through 6.8 (insofar as they relate to Sections 2, 3.1 and 3.6), 8, 9, 10 and 11 shall survive the termination of this Agreement. Upon any such termination, the Security shall revert to the Company and the right, title and interest of Harcourt therein shall terminate. Thereupon, on the Company's demand and at its cost and expense, Harcourt shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall redeliver to the Company any Security then in its possession.

14. General. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior and current understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts except as may be required by the UCC with respect to matters involving the perfection of Harcourt's Lien on the Security and the enforcement of such Lien.

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.


                         HARCOURT GENERAL, INC.


                         By s/Robert J. Tarr, Jr.
                            Title: President and Chief
                                   Executive Officer


                         GC COMPANIES, INC.


                         By s/Richard A. Smith
                            Title:  Chairman, President and
                                    Chief Executive Officer



                            EXHIBITS


1  - Certain Financial Data                                         Exhibit 1


                     CERTAIN FINANCIAL DATA


Consolidated Adjusted Cash Flow

  for the fiscal quarter ending July 31, 1992, shall be 26,926,000;

  for the fiscal quarter ending October 31, 1992, shall be 17,883,000;

  for the fiscal quarter ending January 31, 1992, shall be 31,053,000;

  for the fiscal quarter ending April 30, 1993, shall be 21,245,000;

  for the fiscal quarter ending July 31, 1993, shall be 33,290,000; and

  for the fiscal quarter ending October 31, 1993, shall be determined by mutual agreement by Harcourt and the Company on or prior to January 31, 1994.


Consolidated Cash Flow

  for the fiscal quarter ending July 31, 1992, shall be 10,237,000;

  for the fiscal quarter ending October 31, 1992, shall be 1,955,000;

  for the fiscal quarter ending January 31, 1992, shall be 13,748,000;

  for the fiscal quarter ending April 30, 1993, shall be 5,599,000;

  for the fiscal quarter ending July 31, 1993, shall be 15,939,000; and

  for the fiscal quarter ending October 31, 1993, shall be determined by mutual agreement by Harcourt and the Company on or prior to January 31, 1994.


Consolidated Trailing Theatre Cash Flow

  for the fiscal quarter ending July 31, 1992, shall be 6,825,000;

  for the fiscal quarter ending October 31, 1992, shall be 1,303,000;

  for the fiscal quarter ending January 31, 1992, shall be 9,165,000;

  for the fiscal quarter ending April 30, 1993, shall be 3,733,000;

  for the fiscal quarter ending July 31, 1993, shall be 10,626,000; and

  for the fiscal quarter ending October 31, 1993, shall be determined by mutual agreement by Harcourt and the Company on or prior to January 31, 1994.